Exhibit 1.1

WELLS FARGO & COMPANY

Medium-Term Notes, Series N

Due 9 Months or More From Date of Issue

Subordinated Medium-Term Notes, Series O

Due 9 Months or More From Date of Issue

DISTRIBUTION AGREEMENT

May 30, 2014

To the Agent listed in Exhibit A hereto

and each person that shall have become

an Agent as provided in Section 1(e) of this Agreement

Dear Sirs and Mesdames:

Wells Fargo & Company, a Delaware corporation (the “Company”), confirms its agreement with each of you (Wells Fargo Securities, LLC and such Additional Agents (as defined below) as may be appointed from time to time, individually, each an “Agent,” and collectively, the “Agents”) with respect to the issuance and sale by the Company of its Medium-Term Notes described herein (collectively, the “Notes”). The Notes are to be issued pursuant to an indenture (the “Senior Indenture”) dated as of July 21, 1999, as amended from time to time, between the Company and Citibank, N.A., as trustee (the “Senior Trustee”), or an indenture (the “Subordinated Indenture” and together with the Senior Indenture, referred to herein collectively as the “Indentures”) dated as of August 30, 1999, as amended from time to time, between the Company and The Bank of New York Mellon Trust Company, National Association (as successor in interest to The First National Bank of Chicago), as trustee (the “Subordinated Trustee” and together with the Senior Trustee, referred to herein collectively as the “Trustees”). As of the date of this Agreement, the Company has authorized the issuance of an indeterminate amount of the Notes through the Agents pursuant to the terms of this Agreement.

This Agreement provides both for the sale of the Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and any Agent) to any Agent as principal for resale to purchasers.

The Company has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3 (No. 333-195697), as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of securities, including the Notes, under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the Securities Act (the “Securities Act Regulations”). There is no limit under such registration statement with respect to the principal amount of Notes that may be sold under any Pricing Supplement (as defined in Section 3(a) of this Agreement). Such registration statement, including any amendments thereto, became effective upon filing. Each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company proposes to file with the SEC, pursuant to Rule 424 under the Securities Act, a supplement to a form of prospectus included in such registration statement relating to the Notes in the form heretofore delivered to you. Such registration statement, including all exhibits thereto (but excluding the Statements of Eligibility on Form T-1), as amended at the date of this Agreement, and including any prospectus supplement relating to the Notes that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus;” the Basic Prospectus, as amended or supplemented by such prospectus supplement with respect to the Notes and Pricing Supplements, if any, setting forth the terms of the Notes, in the form filed or, in the case of the Pricing Supplements, to be filed, with the SEC pursuant to Rule 424(b) is hereinafter called the “Final Prospectus.” Any preliminary form of the Final Prospectus which has been or will be filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus.” The term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. The term “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, that (i) is required to be filed with the SEC by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or the offering that does not reflect the final terms. The term “Applicable Time” in respect of a tranche of Notes shall mean the time at or prior to the confirmation of any sales of such Notes, as agreed between the Company and the Agents to whom or through whom such Notes are being sold (i) in a Terms Agreement (hereinafter defined) or (ii) pursuant to any other agreement of the Company and such Agents. The term “Disclosure Package,” as it relates to any tranche of Notes, shall mean the Final Prospectus, as amended and supplemented to the Applicable Time, each Preliminary Final Prospectus, if any, each Pricing Supplement prepared pursuant to Section 4(d), if any, and any Free Writing Prospectus that the Company and an Agent shall expressly agree in writing to treat as part of such Disclosure Package, in each case relating to such tranche of Notes at the relevant Applicable Time. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and a Disclosure Package shall be deemed to refer to and include the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated therein as of the date of this Agreement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or the relevant Applicable Time, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company agrees that, unless it obtains the prior written consent of the applicable Agents, and each Agent, severally and not jointly, agrees with the Company that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC or retained by the Company under Rule 433 under the Securities Act. Any such Free Writing Prospectus consented to by the Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

SECTION 1.	Appointment as Agents.

(a)        Appointment of Agents.    Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to (i) cause Additional Agents (as defined below) to become Agents under this Agreement or enter into similar agreements from time to time pursuant to Section 1(e) of this Agreement and (ii) sell Notes directly on its own behalf or through any of its affiliated entities and other agents, the Company hereby appoints the Agents as the agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to any Agent as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with Section 3(b) of this Agreement. No Notes that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for or sold by the Company until such Notes shall have been delivered to the purchaser thereof against payment by such purchaser. The Company may accept offers to purchase Notes through an agent other than an Agent; provided, however, that the maximum commission received by any such agent will not exceed 8.00%.

(b)        Reasonable Efforts Solicitations; Right to Reject Offers.    Upon receipt of instructions from the Company, each of the Agents will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company, from time to time. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of the Notes, in whole or in part, and any such rejection shall not be deemed a breach by such Agent of this Agreement. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

(c)        Solicitations as Agent; Purchases as Principal.    In soliciting purchases of Notes on behalf of the Company and in performing its other obligations hereunder (other than with respect to any purchase by an Agent as principal pursuant to a Terms Agreement), each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase the Notes has been solicited by such Agent and accepted by the Company; provided, however, that such

Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall pay to such Agent the commission it would have received had such sale been consummated and the Company shall hold such Agent harmless against any other loss, claim or damage arising from or as a result of such default by the Company. Each purchase of Notes solicited by an Agent as agent shall be confirmed by such Agent and the Company in writing by facsimile transmission or otherwise at or about, or prior to, the Applicable Time. The Agents shall not have any obligation to purchase Notes from the Company as principal, but any Agent may agree, from time to time, to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(b) of this Agreement.

(d)        Reliance.    The Company and the Agents agree that any Notes, the placement of which any Agent arranges, shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

(e)        Additional Agents.    The Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Notes (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to an accession agreement between the Company and the Additional Agents, whereupon each such Additional Agent shall, subject to the terms and conditions of this Agreement and such accession agreement, which may be included in the applicable Terms Agreement (as defined in Section 3(b) of this Agreement), become a party to this Agreement as an Agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder.

SECTION 2.	Company Representations and Warranties.

(a)        The Company represents and warrants to each Agent as of the date of this Agreement, as of each date on which an Agent solicits offers to purchase the Notes at the request of the Company, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the relevant Applicable Time with respect to the issuance of a tranche of Notes, as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal) (the date of each such delivery to the Agent as agent or Agent as principal, as the case may be, being hereinafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Final Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Final Prospectus (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i)        Registration Statement, Final Prospectus and Disclosure Package.    At the time the Registration Statement was filed and became automatically effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC promulgated thereunder. Each of the Indentures complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective (including through the filing of any document incorporated by reference in the Registration Statement) and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Any Preliminary Final Prospectus, at the time of filing thereof, will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Final Prospectus as of the date of this Agreement does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. At the relevant Applicable Time relating to any tranche of Notes, the Disclosure Package for such tranche of Notes will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statements of Eligibility on Form T-1 under the Trust Indenture Act of the Trustees and (B) statements in or omissions from the Registration Statement, the Final Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Agents expressly for use in connection with the preparation of the Registration Statement, the Final Prospectus or the Disclosure Package, as the case may be. In addition, the representations and warranties set forth above, when made as of the date of this Agreement, as of any date on which an Agent solicits offers to purchase the Notes or on which the Company accepts an offer to purchase the Notes shall be deemed not to cover information concerning an offering of a tranche of Notes to the extent such information will be set forth in a Pricing Supplement to be filed pursuant to Rule 424(b).

(ii)       Well-Known Seasoned Issuer Status.    (A) At the time of the filing of and the automatic effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption in Rule 163 under the Securities Act, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the SEC relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(iii)      Ineligible Issuer Status.    At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes, the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 under the Securities Act).

(iv)      Issuer Free Writing Prospectuses.    Each Issuer Free Writing Prospectus does not, and will not, include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from such Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Agents expressly for use in connection with the preparation of the Issuer Free Writing Prospectus.

(v)       Incorporated Documents.    The documents incorporated by reference in the applicable Disclosure Package, the Final Prospectus and the Preliminary Final Prospectus, if any, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), and, when read together and with the other information in the applicable Disclosure Package and Final Prospectus, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(vi)      Authorization and Validity of this Agreement, the Indentures and the Notes.    This Agreement has been duly authorized and, upon execution and delivery by each Agent, will be a valid and binding agreement of the Company; when the terms of a particular tranche of the Notes to be issued to an Agent as principal have been established in accordance with the applicable Indenture, the related Terms Agreement, if any, will have been duly authorized and, upon execution and delivery by the applicable Agent, will be a valid and binding agreement of the Company; each of the Indentures has been duly authorized and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the establishment of the Medium-Term Note Program, Series N, and the Subordinated Medium-Term Note Program, Series O, of the Company has been duly authorized; when the terms of a particular tranche of the Notes have been established in accordance with the applicable Indenture, and such Notes are issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor specified in the applicable Disclosure Package, the Notes will have been duly authorized, executed and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; the Notes and the Indentures will be substantially in the form heretofore delivered to each Agent and conform in all material respects to all statements relating thereto contained in the Final Prospectus and the applicable Disclosure Package; and the Notes will be entitled to the benefits provided by the applicable Indenture.

(vii)      Investment Company Act of 1940.    The Company is not subject to registration or regulation under the Investment Company Act of 1940, as amended.

(viii)    Legal Proceedings; Contracts.    Except as may be set forth in the Registration Statement, the Final Prospectus and the applicable Disclosure Package, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially affect the properties or assets thereof; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been so filed.

(b)        Additional Certifications.    Any certificate signed by any officer of the Company and delivered to any Agent or to counsel for any Agent in connection with an offering of the Notes or the sale of the Notes to such Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate.

SECTION 3.	Solicitations as Agent; Purchases as Principal.

(a)        Solicitations as Agent.    On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the applicable Disclosure Package and the Final Prospectus.

The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through any Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of at least one business day’s prior notice from the Company, such Agent will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 7(a), (b) and (c) of this Agreement; provided, however, that if the Registration Statement, any Preliminary Final Prospectus, the applicable Disclosure Package or the Final Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase the Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

The Company will pay the presenting Agent (or jointly to two or all Agents if such solicitation is jointly made) on the Settlement Date applicable to such Note a commission negotiated at the time of sale and set forth in the applicable Pricing Supplement; provided, however, that the maximum commission received by any such Agent will not exceed 8.00%.

The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Final Prospectus (a “Pricing Supplement”) to be prepared following each acceptance by the Company of an offer for the purchase of the Notes. All Notes sold through any Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

(b)        Purchases as Principal.    Each sale of the Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement, if confirmed in writing by facsimile transmission or otherwise) between an Agent and the Company is herein referred to as a “Terms Agreement.” Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or written, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. An Agent’s commitment to purchase the Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of the Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agent in the reoffering of such Notes, and such other provisions (including further terms of such Notes) as may be mutually agreed upon. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased and the Agents may sell any such Notes to any dealers at a discount but, unless specified otherwise in the applicable Pricing Supplement, such discount allowed to any dealer shall not be in excess of the discount payable to the Agents by the Company. Such Terms Agreement shall also specify the requirements for the officer’s certificate, opinions of counsel and comfort letter pursuant to Sections 7(a), 7(b) and 7(c) of this Agreement.

(c)        Administrative Procedures.    The Company and the Agents hereby agree to the administrative procedures with respect to the sale of the Notes set forth in Annex A hereto (the “Procedures”). Each of the Agents and the Company agree to perform their respective duties and obligations as set forth in the Procedures.

(d)        Obligations Several.    The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

SECTION 4.	Covenants of the Company.

The Company covenants with each Agent as follows:

(a)        Notice of Certain Events.    The Company will notify each Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the receipt of any comments from the SEC with respect to the Registration Statement, the Preliminary Final Prospectus, if any, or the Final Prospectus, (iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or notice and, if any stop order or notice is issued, the Company will use its best efforts to obtain the withdrawal or lifting of such stop order or notice.

(b)        Notice of Certain Proposed Filings.    The Company will give each Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes and other than an amendment or supplement through the filing of documents under the Exchange Act). The Company will not file any amendment or supplement to the Registration Statement or the Final Prospectus after the earlier of the date of any Terms Agreement or the Applicable Time relating to such Terms Agreement and prior to the related Settlement Date which shall be disapproved by any Agent party to such Terms Agreement promptly after reasonable notice thereof, unless in the opinion of counsel to the Company such amendment or supplement is required by law; provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than filings of Current Reports on Form 8-K (to which the foregoing requirement shall apply), copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the SEC. Neither the Agents’ consent to, nor the Agents’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 of this Agreement.

(c)        Copies of the Registration Statement and the Final Prospectus.    The Company will deliver to counsel for the Agents one manually signed and as many conformed copies as requested of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Final Prospectus). The Company will furnish to each Agent, without charge, (i) as many copies of the Final Prospectus (as amended or supplemented including by any Pricing Supplement) as such Agent shall reasonably request, so long as the Agent is required to deliver a Final Prospectus (including where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with sales or solicitations of offers to purchase the Notes, and (ii) with respect to any Notes sold by an Agent, as many copies of the applicable Disclosure Package relating to such Notes as such Agent shall reasonably request.

(d)        Preparation of Pricing Supplements.    The Company will prepare, with respect to any Notes to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agent and will file such Pricing Supplement pursuant to Rule 424(b) under the Securities Act not later than the time period specified therein.

(e)        Revisions of Final Prospectus—Material Changes.    Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents (delivered by the Agents to the Company in writing) or counsel for the Company, to further amend or supplement the Final Prospectus in order that the Final Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel (communicated to the Company in writing in the case of counsel for the Agents), to amend or supplement the Registration Statement or the Final Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, immediate notice shall be given by the Company, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent’s capacity as agent and to cease sales of any Notes such Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and, subject to subsection (b) of this Section, file with the SEC such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Final Prospectus comply with such requirements, including in connection with use or delivery of the Final Prospectus. Neither an Agent’s request for, nor any Agent’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 of this Agreement.

(f)        Revisions of Applicable Disclosure Package—Material Changes.    Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the applicable Agents (delivered by such Agents to the Company in writing) or counsel for the Company, to amend or supplement the Disclosure Package relating to a tranche of Notes in order that such Disclosure Package will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances then prevailing, immediate notice shall be given by the Company, and confirmed in writing, to each such Agent to cease the solicitation of offers to purchase such Notes in such Agent’s capacity as agent and to cease sales of any such Notes such Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and, subject to subsection (b) of this Section, file with the SEC, if such filing is required, such amendment or supplement as may be necessary to correct such untrue statement or omission, including in connection with use or delivery of the applicable Disclosure Package. Neither an Agent’s request for, nor any Agent’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 of this Agreement.

(g)        Final Prospectus Revisions—Periodic Financial Information.    Except as otherwise provided in subsection (l) of this Section, on or immediately after the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to each Agent, confirmed in writing.

(h)        Earnings Statements.    The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement or statements of the Company and its subsidiaries (in form complying with the provisions of Rule 158 under the Securities Act) covering each twelve month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

(i)        Blue Sky Qualifications.    The Company will arrange to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as any Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise each Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(j)        Exchange Act Filings.    The Company, during the period when the Final Prospectus is required to be delivered under the Securities Act, will, subject to subsection (b) of this Section, file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(k)        Stand-Off Agreement.    If required pursuant to the terms of a Terms Agreement with any Agent, during the period beginning on the date of any Terms Agreement and ending on the business day after the Settlement Date with respect to such Terms Agreement, the Company will not, without such Agent’s prior consent, offer or sell, announce the offering of or enter into any agreement to sell, any debt securities of the Company with terms substantially similar to those of the Notes which are the subject of such Terms Agreement (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

(l)        Suspension of Certain Obligations.    The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section with respect to any Agent during any period from the time (i) such Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) such Agent shall not then have a legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired as principal pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or such Agent shall have such legal obligation to deliver a prospectus. Upon the request of the Company, each Agent will inform the Company whether it has the legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired under a Terms Agreement.

SECTION 5.	Conditions of Obligations.

The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and any obligation of any Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company contained herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions of this Agreement, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)        Legal Opinions.    On the date of this Agreement, each Agent shall have received the following legal opinions, dated as of the date of this Agreement and in form and substance satisfactory to such Agent:

1.        Opinion of Company Counsel.    The opinion of Jeannine E. Zahn, Senior Counsel of the Company, or another of the Company’s lawyers satisfactory to the Agents, to the effect that:

(i)        The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

(ii)        The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; Wells Fargo Bank, National Association (“Wells Fargo Bank”) is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC Holdings Corporation (“WFC Holdings,” and together with Wells Fargo Bank, the “Significant Subsidiaries”) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(iii)      Each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole.

(iv)      All of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55 in the case of Wells Fargo Bank) nonassessable, and are directly or indirectly owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances. The Company’s authorized equity capitalization is as set forth in the Final Prospectus.

(v)        This Agreement has been duly and validly authorized, executed and delivered by the Company.

(vi)      Each of the Indentures has been duly authorized, executed and delivered by the Company and (assuming such Indenture has been duly authorized, executed and delivered by the Senior Trustee or the Subordinated Trustee, as applicable) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or the making of payments outside the United States.

(vii)     The Notes are in due and proper form and have been duly established in conformity with Section 301 of the applicable Indenture. When the specific terms of a tranche of Notes have been fixed by an authorized officer of the Company by executing and delivering to the Senior Trustee or the Subordinated Trustee, as applicable, an authentication certificate supplemental to an officers’ certificate, such Notes will be duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the applicable Indenture.

(viii)    The statements in the Final Prospectus (other than statements furnished in writing to the Company by or on behalf of an Agent expressly for use therein) under the captions “Description of Debt Securities,” “Plan of Distribution (Conflicts of Interest),” “Description of Notes” and “Supplemental Plan of Distribution (Conflicts of Interest),” insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived (other than the foreign selling restrictions set forth under the caption “Plan of Distribution (Conflicts of Interest)” and statements with respect to the Financial Industry Regulatory Authority, Inc. (“FINRA”) as to which no opinion need be rendered).

(ix)      Each of the Indentures is qualified under the Trust Indenture Act.

(x)        The Registration Statement is effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice under Rule 401(g)(2) that would prevent its use, has been issued under the Securities Act and no proceedings for that purpose have been initiated or, to the knowledge of such counsel, threatened by the SEC; and any required filing of the Final Prospectus pursuant to Rule 424(b) will be made in the manner and within the time period required by Rule 424(b) under the Securities Act.

(xi)      The Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than financial statements and other financial and statistical information contained therein, other than statements furnished in writing to the Company by or on behalf of an Agent and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the regulations under each of those Acts.

(xii)     To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Final Prospectus, other than those disclosed therein.

(xiii)    Neither the execution and delivery of this Agreement or of the Indentures, nor the consummation by the Company of the transactions contemplated by this Agreement and the Notes nor the incurrence of the obligations therein contemplated, will conflict with or constitute a breach of, or default under, any indenture or other agreement or instrument to which the Company or any Significant Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Company’s most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any other indenture or material agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or bound, the breach of which would have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole, or violate any order or regulation known to such counsel to be applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, or arbitrator having jurisdiction over the Company or any Significant Subsidiary; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Bylaws of the Company.

(xiv)     To such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement and the Final Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct.

(xv)      No consent, approval, authorization, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Blue Sky laws of any jurisdiction or regulations adopted by FINRA in connection with the purchase and distribution of the Notes by the Agents.

(xvi)     Each document filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied when filed as to form in all material respects with the Exchange Act and the Exchange Act Regulations thereunder (other than financial statements and other financial and statistical information included therein, other than statements furnished in writing to the Company by or on behalf of the Agents and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no opinion need be rendered).

2.        Opinion of Counsel to the Agents.    The opinion of Gibson, Dunn & Crutcher LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i), (v), (vi), (vii), (ix), (x) and (xi) above.

3.        In giving the opinions required by subsection (a)(1) and (a)(2) of this Section, Ms. Zahn, Senior Counsel of the Company, or such other of the Company’s lawyers, and Gibson, Dunn & Crutcher LLP shall (i) each additionally state that such counsel has no reason to believe that the Registration Statement, at the time it became effective (other than financial statements or other information of an accounting or financial nature contained therein, other than statements furnished in writing to the Company by or on behalf of an Agent and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented as of the date the opinion is being rendered or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(b) of this Agreement) as of the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be (other than financial statements or other information of an accounting or financial nature contained therein, other than statements furnished in writing to the Company by or on behalf of an Agent and other than the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) each additionally state, in opinions rendered in connection with any tranche of Notes, that such counsel has no reason to believe that the applicable Disclosure Package, as of the Applicable Time relating to such tranche of Notes, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial statements or other information of an accounting or financial nature contained therein and the Statements of Eligibility on Form T-1 included or incorporated by reference therein, as to which no statement need be made).

(b)        Officer’s Certificates.    On the date of this Agreement, the Agents shall have received a certificate signed by any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Company (provided that no person shall sign such certificate in more than one official capacity) dated as of the date of this Agreement, to the effect that

(i)        since the date of the most recent financial statements included in the Final Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus,

(ii)       the representations and warranties of the Company contained in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the date of such certificate,

(iii)     the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and

(iv)      no stop order suspending the effectiveness of the Registration Statement, as amended, or notice under Rule 401(g)(2) of the Securities Act that would prevent its use, has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(c)        Comfort Letter.    On the date of this Agreement, the Agents shall have received a letter from KPMG LLP, dated as of the date of this Agreement and containing statements and information as agreed to between the Agent and KPMG LLP.

(d)        Other Documents.    On the date of this Agreement (and on each Settlement Date with respect to any applicable Terms Agreement), counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel for the Agents.

(e)        Material Adverse Change.    There shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, whether or not in the ordinary course of business, from that set forth in the Final Prospectus, as amended or supplemented as of the date of such solicitation, and in the applicable Disclosure Package or since the date of such Terms Agreement that, in the judgment of such Agent, is material and adverse and makes it, in the judgment of such Agent, impracticable to proceed with the solicitation of offers to purchase Notes or the purchase by such Agent of Notes from the Company pursuant to such Terms Agreement, as the case may be.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of any Agent, any applicable Terms Agreement) may be terminated by any Agent insofar as this Agreement relates to such Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) of this Agreement, the provisions concerning payment of expenses under Section 10 of this Agreement, the indemnity and contribution agreement set forth in Sections 8 and 9 of this Agreement, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 of this Agreement and the provisions set forth in Sections 14, 15 and 16 of this Agreement shall remain in effect.

SECTION 6.	Delivery of and Payment for Notes Sold through the Agents.

Delivery of Notes sold through any Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the presenting Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

SECTION 7.	Additional Covenants of the Company.

The Company covenants and agrees with each Agent that:

(a)        Subsequent Delivery of Certificates.    If so requested by such Agent, each time that the Registration Statement or the Final Prospectus shall be amended or supplemented (other than by a Pricing Supplement, and other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Final Prospectus, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to such Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to such Agent to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement which were last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Final Prospectus, as amended and supplemented to such time, and the applicable Disclosure Package (if such certificate is required by a Terms Agreement)), or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Final Prospectus, as

amended and supplemented to the time of delivery of such certificate, and such Disclosure Package; provided, however, that any certificate delivered pursuant to this Section 7(a) need not contain the statements set forth in clause (v) of Section 5(b).

(b)        Subsequent Delivery of Legal Opinions.    If so requested by such Agent, each time that the Registration Statement or the Final Prospectus shall be amended or supplemented (other than by a Pricing Supplement or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Final Prospectus, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent and to counsel to such Agent a written opinion of the Senior Company Counsel of the Company, or other counsel satisfactory to such Agent, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the opinion referred to in Section 5(a)(1) of this Agreement, but modified, as necessary, to relate to the Registration Statement and the Final Prospectus, as amended and supplemented to the time of delivery of such opinion, and the applicable Disclosure Package (if such opinion is required by a Terms Agreement); or, in lieu of such opinion, counsel last furnishing such opinion to such Agent shall furnish each Agent with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Final Prospectus, as amended and supplemented to the time of delivery of such letter authorizing reliance, and such Disclosure Package).

(c)        Subsequent Delivery of Comfort Letters.    If so requested by such Agent, each time that the Registration Statement or the Final Prospectus shall be amended or supplemented to include additional financial information, or there is filed with the SEC any document incorporated by reference into the Final Prospectus which contains additional financial information, or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to any Agent pursuant to a Terms Agreement, the Company shall cause KPMG LLP forthwith to furnish each Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same general tenor as the letter referred to in Section 5(c) of this Agreement but modified to relate to the Registration Statement and Final Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Final Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 8.	Indemnification.

(a)        Indemnification of the Agents.    The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Disclosure Package, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based on any such untrue statement or omission or such alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)        Indemnification of Company.    Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent expressly for use in the preparation of the documents referred to in the foregoing indemnity.

(c)        General.    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party shall be entitled to participate therein and, to the extent it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). Any failure to so notify shall not affect any rights that may exist other than pursuant to this Section 8. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one identified separate firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents that are indemnified parties in the case of parties to be indemnified pursuant to paragraph (a) of this Section 8 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 8. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

SECTION 9.	Contribution.

(a)        In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 of this Agreement is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the indemnified party, as incurred: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Agent, on the other hand, from the offering of the Notes to which such loss, liability, claim, damage or expense shall relate; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Agent, on the other hand, in connection with such offering shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company, on the one hand, and each Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent’s obligation to contribute pursuant to this Section 9 shall be several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through all Agents gave rise to such losses, claims, damages or liabilities, and not joint; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

(b)        The Company and the Agents agree that it would not be just or equitable if contribution pursuant to Section 9(a) of this Agreement were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(a) of this Agreement. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(a) of this Agreement shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 9(a) of this Agreement that were offered and sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

SECTION 10.	Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)        the preparation and filing of the Registration Statement and all amendments thereto, any Issuer Free Writing Prospectuses and the Final Prospectus and any amendments or supplements thereto;

(b)        the preparation, filing and reproduction of this Agreement;

(c)        the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

(d)        the fees and disbursements of the Company’s accountants and counsel, of the Senior Trustee and the Subordinated Trustee and their counsel, and of any calculation agent or exchange rate agent, if applicable;

(e)        the reasonable fees and disbursements of counsel to the Agents incurred in connection with establishment of the program contemplated hereby and the transactions contemplated hereby other than in connection with the sale of Notes to an Agent as principal pursuant to a Terms Agreement (unless so provided in such Terms Agreement);

(f)        the qualification of the Notes under Blue Sky laws in accordance with the provisions of Section 4(i) of this Agreement, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

(g)        the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, of the Final Prospectus and any amendments or supplements thereto and the applicable Disclosure Package, and the delivery by each Agent of any Disclosure Package and the Final Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

(h)        the preparation, printing, reproducing and delivery to the Agent of copies of the Indentures and all supplements and amendments thereto;

(i)        any fees charged by rating agencies for the rating of the Notes;

(j)        the fees and expenses, if any, incurred with respect to any filing with FINRA;

(k)        any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

(l)        the cost of providing any CUSIP or other identification numbers for the Notes; and

(m)        the fees and expenses of any Depositary (as defined in the Indentures) and any nominees thereof in connection with the Notes.

SECTION 11.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.	Termination.

(a)        Termination of this Agreement.    This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time, by either the Company or any Agent

(insofar as this Agreement relates to such Agent) upon the giving of 30 days’ written notice of such termination to the other party hereto.

(b)        Termination of a Terms Agreement.    Any Agent may terminate any Terms Agreement, in such Agent’s absolute discretion, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if there shall have occurred, since the date of such Terms Agreement, any (i) suspension or material limitation of trading generally on the New York Stock Exchange or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company, or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis, including, without limitation, an act of terrorism, that, in the judgment of such Agent, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of such Agent, impracticable to proceed with completion of the public offering of, or purchase of and payment for, the Notes.

(c)        General.    In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) of this Agreement, (ii) if at the time of termination (a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 of this Agreement shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) of this Agreement, the provisions of Section 10 of this Agreement, the indemnity and contribution agreements set forth in Sections 8 and 9 of this Agreement, and the provisions of Sections 11 and 16 of this Agreement shall remain in effect.

SECTION 13.	Agent Representations and Agreements.

Each Agent represents and warrants to the Company as of each date on which an Agent solicits offers to purchase the Notes, the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the relevant Applicable Time with respect to the issuance of a tranche of Notes and as of the date of each delivery of Notes (whether through such Agent as agent or to such Agent as principal):

(a)        In relation to the United Kingdom, each underwriter will represent and agree with respect to the securities offered or sold by it, that:

in relation to any Notes, which have a maturity of less than one year, (i) it and each of its affiliates is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it and each of its affiliates has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”);

it and each of its affiliates has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

it and each of its affiliates has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to it, its affiliates or the Company.

(b)        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospective Directive, except that it may make an offer of the Notes to the public in that Relevant Member State at any time: (i) to legal entities which are “qualified investors” as defined under the Prospectus Directive, (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the issuer, (iii) if the minimum denomination per note amounts to at least EUR 100,000 (or the equivalent in another currency); (iv) only to investors who acquire notes for a total consideration of at least EUR 100,000 (or the equivalent in another currency) per investor, for each offer on the notes; or (v) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means, presenting sufficient information on the terms of the offer and the Notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(c)        It has not offered or sold the Notes in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and has not issued, or possessed for the purpose of issuing, any advertisement, invitation or document relating to the Notes (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(d)        It will restrict transfer of the Notes, pursuant to the Financial Instruments and Exchange Law of Japan, to “qualified institutional investors” (tekikaku-kikan-toshika) as defined under Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Law of Japan. The holders of the Notes agree not to sell or otherwise dispose of the Notes except to another qualified institutional investor. As used in this Section 13(f), resident of Japan means any person residing in Japan, including any corporation or other entity organized under the laws of Japan.

(e)        It has not circulated or distributed the Final Prospectus, the Basic Prospectus, any Free Writing Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, and it has not offered or sold the Notes, or made the Notes the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (x) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (y) where no consideration is given for the transfer; or (z) by operation of law.

(f)        In the event that the offer or sale of the Notes by an Agent in a jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, such Agent represents and agrees that it will (i) inform the Company that the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Company in complying with such requirements. Each Agent severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes any Preliminary Final Prospectus, the Final Prospectus, any Free Writing Prospectus or any other offering material relating to the Notes, and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries.

SECTION 14.	Notices.

Unless otherwise provided herein, all notices required under the terms and provisions of this Agreement shall be in writing, either delivered by hand, by mail or by facsimile, and any such notice shall be effective when received at the address specified below.

If to the Company, to:

Wells Fargo & Company

Attention: Treasury Global Funding

90 South Seventh Street, 13th Floor

MAC: N9305-131

Minneapolis, MN 55479

Facsimile: (612) 667-3839

If to the Agent, to:

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attn: Transaction Management Department

Facsimile: (704) 410-0326

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 14.

SECTION 15.	Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 16.	Parties.

This Agreement shall inure to the benefit of and be binding upon each Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions of this Agreement are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.	No Fiduciary Duty.

The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which they may be acting, on the other, (b) the Agents are acting as principal and not as an agent (except as may occur under Section 3(a) of this Agreement, which the parties acknowledge is solely a contractual obligation) or fiduciary of the Company and (c) the Company’s engagement of the Agents in connection with the transactions contemplated by this Agreement is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency (except as may occur under Section 3(a) of this Agreement, which the parties acknowledge is solely a contractual obligation) or fiduciary duty to the Company, in connection with the purchase and sale of the Notes pursuant to this Agreement or the process leading to such purchase and sale.

If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to the Company a counterpart of this Agreement, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer

Agreed and accepted:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Carolyn Hurley
Director

EXHIBIT A

AGENT

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

EXHIBIT B

WELLS FARGO & COMPANY

MEDIUM-TERM NOTES

TERMS AGREEMENT

                                     , 20

Wells Fargo & Company

90 South Seventh Street, 13th Floor

MAC: N9305-131

Minneapolis, MN 55479

Attention:

Re:	Distribution Agreement dated May 30, 2014 (the “Distribution Agreement”)

[We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:]1

Name	Principal Amount of Notes

[NAME]	$
[Insert syndicate list][2]

Total	$

1 Adjust if the transaction will not be syndicated.

2 Delete if the transaction will not be syndicated.

We agree to purchase your Medium-Term Notes having the following terms:

Principal Amount: $

(or principal amount of foreign currency)

Interest Rate:

If Fixed Rate Note, interest rate:

If Floating Rate Notes:

Interest rate or interest rate basis applicable to each interest period

Initial interest rate

Spread and/or spread multiplier, if any

Interest rate reset dates

Interest rate reset period

Interest payment dates

Interest payment period

Index maturity

Calculation agent

Maximum interest rate, if any

Minimum interest rate, if any

Calculation date

Interest determination dates

Regular record dates

If Original Issue Discount Zero Coupon Notes and Original Issue Discount Fixed Rate Notes, any terms required to be established by the Internal Revenue Code of 1986, as amended

If Foreign Currency Notes:

Interest rate or interest rate basis

Authorized denominations (including integral multiples) in the specified currency

Exchange rate agent

Specified currency account (if holder elects to receive payments in other than U.S. dollars by wire transfer)

If Redeemable:

Redemption Date

Redemption Prices

If Repayable, repayment terms:

Date of Maturity

Purchase Price:         %

Price to Public:         %

Settlement Date and Time

Currency of Denomination

Currency of Payment

Payment of Expenses

Syndicate Provisions

Additional Terms:

Applicable Time:

Bookrunning Agents:

Issuer Free Writing Prospectuses included in the Disclosure Package:

Also, in connection with the purchase of Notes by the Agent as principal, agreement as to whether the following will be required:

Officer’s Certificate pursuant to Section 7(a) of the Distribution Agreement

Legal Opinion pursuant to Section 7(b) of the Distribution Agreement

Comfort Letter pursuant to Section 7(c) of the Distribution Agreement

Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement

The provisions of the Distribution Agreement applicable to purchases of Notes by the Agents and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

[For purposes of this Terms Agreement, the Agent(s) named herein as the Bookrunning Agent(s) shall have the sole right and authority on behalf of the other Agents named in the Schedule hereto to exercise any discretion, make any judgment or determinations of satisfaction, make any requests or make any other decision which the Agent(s) have the right to make pursuant to the Distribution Agreement, including without limitation, any decisions to terminate this Terms Agreement pursuant to Section 12 of the Distribution Agreement and any determinations as to whether the conditions set forth in Section 5 of the Distribution Agreement have been met as of the Settlement Date of the Notes.]

[If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as                              may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to                          and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either                          or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]3

3 Delete if the transaction will not be syndicated.

This Agreement is also subject to termination on the terms incorporated by reference herein.

[NAME OF RELEVANT AGENT(S)]

By
Name:
Title:

Accepted:

WELLS FARGO & COMPANY

By
Name:
Title:

ANNEX A

WELLS FARGO & COMPANY

Administrative Procedures

These Administrative Procedures relate to the Notes defined in the Distribution Agreement, dated May 30, 2014 (the “Distribution Agreement”), among Wells Fargo & Company (the “Company”) and the Agents named therein (individually, each an “Agent,” and collectively, the “Agents”), to which these Administrative Procedures are attached as Annex A. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Final Prospectus as amended or supplemented or the applicable Indenture. To the extent any procedure set forth below conflicts with the provisions of the Notes, the applicable Indenture, the Distribution Agreement or the applicable Terms Agreement, the relevant provisions of the Notes, the applicable Indenture, the Distribution Agreement and the applicable Terms Agreement shall control.

An Agent, in relation to a purchase of a Note by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Note by such Agent as principal pursuant to a Terms Agreement, as the “Purchasing Agent.” If agreed to by the Company and the applicable Selling Agent, such Selling Agent may utilize its best efforts on an agency basis to solicit offers to purchase the Notes.

Each Note will be issued only in fully registered form, without coupons, and will be represented by a global security (a “Global Security”) delivered to the applicable Trustee, or the agent for such Trustee, as custodian for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Security”). An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Note, except as provided in the applicable Indenture.

Book-Entry Securities which are payable in U.S. dollars will be issued in accordance with the Administrative Procedures set forth below as they may subsequently be amended as the result of changes in DTC’s operating procedures. Global Securities which are payable in currencies other than in U.S. dollars will be issued in accordance with administrative procedures to be determined and agreed upon by the Company and the applicable Agents.

Certain duties of the Senior Trustee and the Subordinated Trustee hereunder may be performed by Wells Fargo Bank, National Association, as Issuing, Paying & Authenticating Agent, and other duly appointed agents of the Senior Trustee or the Subordinated Trustee. The Calculation Agent will be Wells Fargo Bank, National Association.

ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by DTC, the Senior Trustee and the Subordinated Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:

On any date of settlement (as defined under “Date of Settlement” below) for one or more Book-Entry Securities, the Company will issue a single Global Security representing the principal amount of all such Notes that have the same original issue date, stated maturity date and other terms (which Global Security shall represent no more than U.S. $500,000,000 of such principal amount if such Global Security is to be deposited with DTC or such other principal amount as may be permitted if such Global Security is to be deposited with Wells Fargo Bank, National Association, as agent for the applicable Trustee). Each Global Security will be dated and issued as of the date of its authentication by the applicable Trustee. Each Global Security will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Security (or any portion thereof), its original issue date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent interest payment date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment or provision has been made, the original issue date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security.

Identification Numbers:

The Company has arranged with the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s, a division of the McGraw Hill Companies, Inc. (“S&P”) for the reservation of CUSIP numbers assignable to the Global Security. The Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. When fewer than 100 of the reserved CUSIP numbers remain unassigned, the Company, if it deems necessary, will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to DTC.

Registration:

Unless otherwise specified by DTC, each Global Security will be registered in the name of Cede & Co., as nominee for DTC. The beneficial owner of an interest in a Global Security (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Global Security in the account of such Participants. The ownership interest of such beneficial owner in such Global Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Exchanges/Further Issues of the Same Series:

2

The Company may deliver to DTC, the CUSIP Issues of the Service Bureau and Interactive Data Corporation at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Global Securities that represent Book-Entry Securities of the same series and for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Global Securities, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Company) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Company will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Company will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed US $500,000,000 (or the equivalent thereof in other currencies) in aggregate principal or face amount, as applicable, and are not held by Wells Fargo Bank, N.A., as agent for the applicable Trustee, or another entity as custodian of such Global Securities, one Global Security will be executed and issued to represent each US $500,000,000 (or the equivalent thereof in other currencies) of principal or face amount, as applicable, of the exchanged Global Securities and an additional Global Security will be executed and issued to represent any remaining principal or face amount of such exchanged Global Securities.

Denominations:

Book-Entry Securities will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $500,000,000 if such Global Security is to be deposited with DTC or such other principal amount as may be permitted if such Global Security is to be deposited with Wells Fargo Bank, National Association, as agent for the applicable Trustee. If one or more Book-Entry Securities having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Security and is to be deposited with the DTC, then one Global Security will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Security or Securities and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Security or Securities. In such a case, each of the Global Securities representing such Book-Entry Security or Securities shall be assigned the same CUSIP number.

Foreign Currency Payments:

If a series of Notes is denominated in a currency other than the U.S. dollar, as set forth in the applicable Pricing Supplement, the Company may make payment of principal and any interest in the currency in which the Notes are denominated (the “Specified Currency”), as specified in the applicable Pricing Supplement, or will otherwise make such payments in U.S. dollars. DTC will elect to have all such payments of principal and interest in U.S. dollars unless notified by any of its Participants through which an interest in the Global Security is held that it

3

elects to receive such payment of principal or interest in the Specified Currency. On or prior to the third Business Day after the record date for payment of interest and twelve (12) days prior to the date for payment of principal, such Participant shall notify DTC of (i) its election to receive all or the specified portion of such payment in the Specified Currency and (ii) its instructions for wire transfer of such payment to an account in the Specified Currency.

DTC will notify the Company on or prior to the fifth Business Day after the record date for payment of interest and ten (10) days prior to the date for payment of principal of the portion of such payment to be received in the Specified Currency and the applicable wire transfer instructions, and the Company shall use such instructions to pay the Participants directly. If DTC does not so notify the Company, it is understood that only U.S. dollar payments are to be made. The Company, based on information provided by the Exchange Rate Agent, as defined in the applicable Pricing Supplement, if any, shall notify DTC on or prior to the second DTC business day prior to the payment date of the exchange rate to be used and the resulting U.S. dollar amount to be paid per US $1,000 principal amount. In the event that the Company’s or such Exchange Rate Agent’s quotation to convert the Specified Currency into U.S. dollars is not available, the Company shall notify DTC’s Dividend Department that the entire payment is to be made in the Specified Currency. DTC then will ask its Participants for payment instructions and forward such instructions to the Company; and the Company shall use such instructions to pay the Participants directly.

The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Security will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of an interest in such Global Security.

Posting Rates by the Company:

The Company and the Agents will discuss, from time to time, the rates of interest per annum to be borne by, and the maturity of, Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period (a “Posting”). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Suspension of Solicitation:

The Company may instruct the Agents to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase Notes until such time as the Company has advised them that solicitation of offers to purchase may be resumed. In the event that, at the time the solicitation of offers to purchase from the Company is suspended (other than to change the interest rate or other variable terms of Notes), there shall be any offers to purchase Notes accepted by the Company that have not been settled, the Company will promptly advise the Agents whether such settlement may occur and whether copies of the Final Prospectus as theretofore amended or supplemented, or both, as in effect at the time of the suspension may be delivered in connection with the settlement of such accepted offers.

4

Acceptance of Offers by the Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the applicable Trustee.

Communication of Sale Information to the Company by Selling Agent or Purchasing Agent and Settlement Procedures:

A.        After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)	Principal amount of Book-Entry Securities to be purchased;

(2)	Whether the Book-Entry Security is senior or subordinated;

(3)	If a fixed rate Book-Entry Security, the interest rate, the interest payment dates and the initial interest payment date;

(4)	Trade date;

(5)	Settlement date;

(6)	Stated maturity;

(7)	If payments thereon are to be determined by reference to an index, the relevant provisions relating thereto;

(8)	Issue price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net proceeds to the Company;

(11)	If a redeemable or repayable Book-Entry Security, provisions relating to such redemption or repayment;

5

(12)	If an extendible or renewable Book-Entry Security, provisions relating to such extension or renewal;

(13)	If a floating rate Book-Entry Security, such of the following as are applicable:

(i)	Base rate,

(ii)	Index maturity,

(iii)	Spread or spread multiplier,

(iv)	Maximum interest rate,

(v)	Minimum interest rate,

(vi)	Initial interest rate,

(vii)	Interest reset dates,

(viii)	Calculation dates,

(ix)	Interest determination dates,

(x)	Interest payment dates,

(xi)	Regular record dates, and

(xii)	Calculation agent;

(14)	Denomination of certificates to be delivered at settlement;

(15)	Specified currency (if other than U.S. dollars) and, if a composite currency, any provisions relating thereto;

(16)	The terms of any securities being offered together with or separately from the Notes;

(17)	Selling Agent or Purchasing Agent;

(18)	Original issue discount provisions, if any;

(19)	Any calculation agent, if other than Wells Fargo Bank, National Association, or exchange rate agent for the Notes; and

(20)	Any other applicable terms.

B.        After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the applicable

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Trustee by facsimile transmission or other acceptable written means. The applicable Trustee or the Company, as the case may be, will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the applicable Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number as soon as practicable.

C.        The applicable Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, and DTC shall forward such information to such Agent and Standard & Poor’s Corporation:

(1)	The applicable Sale Information;

(2)	CUSIP number of the Global Security representing such Book-Entry Security;

(3)	Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

(4)	Number of the participant account maintained by DTC on behalf of the Selling Agent or Purchasing Agent, as the case may be;

(5)	The interest payment period; and

(6)	Initial interest payment date for such Book-Entry Security.

D.        The applicable Trustee will complete the Global Security, in the form previously approved by the Company, the Agents and the applicable Trustee.

E.        The applicable Trustee will authenticate the Global Security representing such Book-Entry Security.

F.        DTC will credit such Book-Entry Security to the applicable Trustee’s participant account at DTC.

G.        The applicable Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Security to the applicable Trustee’s participant account and credit such Book-Entry Security to such Agent’s participant account at DTC, and (ii) debit such Agent’s settlement account and credit the applicable Trustee’s settlement account for an amount equal to the price of such Book-Entry Security less such Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the applicable Trustee to DTC that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the applicable Trustee is holding such Global Security pursuant to the applicable Blanket Letter of Representations.

H.        Unless the relevant Agent is the end purchaser of such security, such Selling Agent or Purchasing Agent, as the case may be, will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Security to such

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Agent’s participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

I.        Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.        Upon confirmation of receipt of funds, the applicable Trustee will transfer to such account as the Company may have previously specified to the applicable Trustee, in funds available for immediate use in the amount transferred to the applicable Trustee in accordance with Settlement Procedure “G”.

K.        Unless the relevant Agent is the end purchaser of such security, such Selling Agent or Purchasing Agent, as the case may be, will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

L.        At any time upon request, the applicable Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the applicable Indenture.

M.        DTC will, at any time, upon request of the Company or the applicable Trustee, promptly furnish, to the Company or the applicable Trustee, a list of the names and addresses of the participants for whom DTC has credited Book-Entry Securities.

Preparation of Pricing Supplement by Company:

If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, such number of such Pricing Supplements as the Agent may reasonably request, not later than 11:00 a.m., New York City time, on the Business Day following the Trade Date (as defined below). The Company will arrange to file a copy of the Pricing Supplement with the SEC not later than the close of business of the SEC on the second Business Day following the date on which such Pricing Supplement is first used.

In each instance that a Pricing Supplement is prepared, the relevant Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Book-Entry Security or its agent. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent

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will deliver to such purchaser or its agent the Final Prospectus, as amended or supplemented (including the Pricing Supplement), in relation to such Book-Entry Security prior to, or together with, the delivery to such purchaser or its agent of the confirmation of sale.

Date of Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute “settlement” with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is on or before the fifth Business Day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day after the Trade Date.

Settlement Procedure Timetable:

For offers to purchase Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent, as the case may be, and accepted by the Company for settlement on the first Business Day after the Trade Date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible, but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	4:00 a.m. on the Business Day after the Trade Date
B	12:00 noon on the Business Day after the Trade Date
C	12:00 noon on the Business Day after the Trade Date
D	3:00 p.m. on the Business Day before the Settlement Date
E	9:00 a.m. on the Settlement Date
F	10:00 a.m. on the Settlement Date
G-H	2:00 p.m. on the Settlement Date
I	4:45 p.m. on the Settlement Date
J-K	5:00 p.m. on the Settlement Date

If a sale is to be settled more than one Business Day after the Trade Date, Settlement Procedure “A” shall be completed as soon as practicable, but in no event later that 11:00 a.m. on the first Business Day after the Trade Date and Settlement Procedures “B” and “C” shall be completed as soon as practicable, but in no event later than 12:00 noon and 2:00 p.m., as the case may be, two Business Days before the Settlement Date. If the initial interest rate for a floating rate Book-Entry Security has not been determined at the time that Settlement Procedure “A” is

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completed and the Settlement Date is at least three Business Days after the Trade Date, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 noon and 2:00 p.m., respectively, on the second Business Day immediately preceding the Settlement Date. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Security is rescheduled or cancelled, the applicable Trustee, upon obtaining knowledge thereof, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the applicable Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure “G”, the applicable Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Security to the applicable Trustee’s participant account, provided that the applicable Trustee’s participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the applicable Trustee will mark such Global Security “cancelled,” make appropriate entries in the applicable Trustee’s records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the applicable Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security, may enter delivery orders through DTC’s Participant Terminal System debiting such Book-Entry Security to such participant’s account and crediting such Book-Entry Security to such Agent’s account and then debiting such Book-Entry Security to such Agent’s participant account and crediting such Book-Entry Security to the applicable Trustee’s participant account and shall notify the Company and the applicable Trustee thereof. Thereafter, the applicable Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the applicable Trustee in accordance with Settlement Procedure “J”, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable

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Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the applicable Trustee will provide, in accordance with Settlement Procedures “D”, “E” and “G”, for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the applicable Trustee with a sufficient quantity of Global Securities representing the outstanding Book-Entry Securities.

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